UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Midland International Air & Space Port 2901 Enterprise Lane Midland, Texas	79706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 276-3966

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 11, 2026, AST SpaceMobile, Inc. (the “Company”) announced a proposed offering (the “New Notes Offering”) of convertible senior notes due 2036 (the “New Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), as described in Item 8.01 below. The Company separately announced two proposed registered direct offerings of shares of its Class A commons stock (the “Registered Direct Offerings”) as described in Item 8.01 below. In connection with the New Notes Offering and the Registered Direct Offerings, the Company provided the following disclosure for the purpose of supplementing and updating disclosures contained in the Company’s prior filings with the Securities and Exchange Commission, which includes certain preliminary unaudited financial information of the Company as of December 31, 2025:

Preliminary 2025 Financial Results

The Company’s financial results as of and for the fiscal year ended December 31, 2025 are not yet complete and will not be available until after the completion of the New Notes Offering and Registered Direct Offerings. Accordingly, the following financial information is a preliminary estimate for cash and cash equivalents and restricted cash and restricted cash equivalents, total consolidated indebtedness, total senior secured indebtedness, revenues, adjusted operating expenses, gross capitalized property and equipment costs and accumulated depreciation and amortization as of and for the fiscal year ended December 31, 2025. These estimates are subject to revision based upon the completion of the Company’s year-end financial closing procedures and other developments that may arise prior to the time the Company’s financial results for the year ended December 31, 2025 are finalized. The preliminary results presented herein should not be viewed as a substitute for consolidated financial statements prepared in accordance with U.S. GAAP. Neither the Company’s independent auditors, nor any other independent accountants, have audited, reviewed, compiled, examined, or performed any procedures with respect to this preliminary financial information. You should not place undue reliance on these preliminary estimates.

Adjusted operating expenses is an alternative financial measure used by management to evaluate the Company’s operating performance as a supplement to its most directly comparable U.S. GAAP financial measure. The Company defines adjusted operating expenses as total operating expenses including cost of revenues, adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. The Company believes adjusted operating expenses is a useful measure across time in evaluating its operating performance as the Company uses adjusted operating expenses to manage the business, including in preparing the Company’s annual operating budget and financial projections. Adjusted operating expenses is a non-GAAP financial measure that has no standardized meaning prescribed by GAAP, and therefore has limits in its usefulness to investors. Because of the non-standardized definition, it may not be comparable to the calculation of similar measures of other companies and is presented solely to provide investors with useful information to more fully understand how management assesses performance. This measure is not, and should not be viewed as, a substitute for its most directly comparable GAAP measure of total operating expenses.

For the fiscal year ended December 31, 2025, the Company’s revenues were approximately $63 million to $71 million and the Company’s operating expenses were approximately $355 million to $363 million. Adjusting the Company’s operating expenses for stock-based compensation expenses and depreciation and amortization expenses of approximately $98 million to $100 million, the Company’s adjusted operating expenses were approximately $257 million to $263 million for the fiscal year ended December 31, 2025.

In addition, as of December 31, 2025, total cash, cash equivalents, restricted cash and restricted cash equivalents was approximately $2,780 million. As of December 31, 2025, the Company had incurred approximately $1.6 billion of gross capitalized property and equipment costs and accumulated depreciation and amortization of approximately $174 million. As of December 31, 2025, the Company’s total consolidated indebtedness for borrowed money was approximately $2,264 million, consisting of $50 million principal amount of 4.25% convertible senior notes due 2032 (the “4.25% Convertible Notes”), $575.0 million principal amount of 2.375% convertible senior notes due 2032 (the “2.375% Convertible Notes”), $1.15 billion principal amount of 2.00% convertible senior notes due 2036, a $420 million cash collateralized term loan at Backstop Co, LLC, a subsidiary of AST & Science, LLC, entered into with UBS AG, Stamford Branch as lender on October 31, 2025, and an aggregate of approximately $69 million of senior secured indebtedness at the Company’s subsidiaries.

ATM Update

On October 7, 2025, the Company entered into an Equity Distribution Agreement to sell shares of its Class A common stock having an aggregate offering price of up to $800.0 million, from time to time, through an “at the market offering” program, under which B. Riley Securities, Inc., Barclays Capital Inc., BofA Securities, Inc., Cantor Fitzgerald & Co., Deutsche Bank Securities Inc., Roth Capital Partners, LLC, Scotia Capital (USA) Inc., UBS Securities LLC, William Blair & Company, L.L.C. and Yorkville Securities, LLC act as sales agents (the “October 2025 ATM Program”). As of February 10, 2026, the Company has sold approximately 10.1 million shares of its Class A common stock through the October 2025 ATM Program for aggregate net proceeds of approximately $706.3 million. Approximately $80 million out of a total program size of $800 million remains available for issuance pursuant to the 2025 ATM Program. The Company has agreed with the initial purchasers in the New Notes Offering that it will not sell any shares of its Class A common stock pursuant to the October 2025 ATM Program until the 15th day after the pricing date of the New Notes Offering.

The information included in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

In connection with the New Notes Offering and the Registered Direct Offering, the Company provided the disclosure attached as Exhibit 99.1 for the purpose of supplementing and updating disclosures contained in the Company’s prior filings with the SEC.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On February 11, 2026, the Company issued a press release relating to its proposed New Notes Offering, and a press release relating to its proposed Registered Direct Offerings and concurrent repurchase of a portion of its 4.25% Convertible Notes and 2.375% Convertible Notes. Copies of the press releases are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Neither this Current Report on Form 8-K nor the press releases filed as Exhibits 99.1 and 99.2 hereto constitute an offer to sell, or a solicitation of an offer to buy, any shares of AST SpaceMobile’s Class A common stock or any of its New Notes, or an offer to buy, or a solicitation of an offer to sell, any of its 4.25% Convertible Notes and 2.375% Convertible Notes, nor will there be any sale of any of AST SpaceMobile’s securities in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Disclosure made by AST SpaceMobile, Inc. on February 11, 2026
99.2	Press release titled “AST SpaceMobile Announces Proposed Private Offering of $1.0 billion of Convertible Senior Notes Due 2036,” dated February 11, 2026
99.3	Press release titled “AST SpaceMobile Announces Proposed Repurchase of up to $300.0 Million Convertible Senior Notes to be Funded by Concurrent Registered Direct Offerings of Class A Common Stock,” dated February 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AST SPACEMOBILE, INC.

Date:	February 11, 2026	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Financial Officer and Chief Legal Officer